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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-60304 on Form N-1A of Lord Abbett Blend Trust of our report dated September 20, 2001 on the financial statements of Lord Abbett Small-Cap Blend Fund and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information, all of which are part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, New York
November 28, 2001